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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: November 24, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     (a)     On November 24, 2008, Atwood Oceanics, Inc. (the “Registrant), and its wholly-owned subsidiary, Atwood Oceanics Pacific Limited (“AOPL”), executed an Amended and Restated First Amendment to their current credit agreement dated October 26, 2007, providing for a secured 5-year $300,000,000 revolving loan facility with Nordea Bank Finland plc, New York Branch, as Administrative Agent for the lenders, Lead Arranger and Book Runners (as amended, the “2007 Credit Agreement”). This loan facility matures in October 2012. The Amended and Restated First Amendment to the 2007 Credit Agreement principally provides for additional permitted indebtedness not to exceed $300,000,000 and amends certain provisions relating to permitted liens and permitted intercompany transfers of certain assets. Currently, the amount borrowed under the 2007 Credit Agreement is $200,000,000. A copy of the Amended and Restated First Amendment to the 2007 Credit Agreement is filed herewith as Exhibit 10.1.

     (b)     On November 25, 2008, the Registrant, as guarantor, and AOPL, as borrower, entered into a new credit agreement with several banks with Nordea Bank Finland plc, New York Branch, as Administrative Agent for the lenders, Lead Arranger and Book Runner (the “2008 Credit Agreement”). The 2008 Credit Agreement provides for a secured 5-year $280,000,000 reducing revolving loan facility with maturity in November 2013, subject to acceleration upon certain specified events of defaults, including breaches of representations or covenants. The commitment under the 2008 Credit Agreement may be increased by up to $20,000,000 for a total commitment of $300,000,000. Loans under this new 2008 facility will bear interest at 1.50% over the Eurodollar Rate. At closing, the collateral for the 2008 Credit Agreement consists primarily of preferred mortgages on two of AOPL’s active drilling units (the ATWOOD FALCON and ATWOOD SOUTHERN CROSS). The ATWOOD AURORA will be mortgaged upon delivery expected in December 2008. In the interim between closing of the 2008 Credit Agreement and delivery of the rig, AOPL has collaterally assigned its interest in the construction agreement for the ATWOOD AURORA as security for the 2008 Credit Agreement. The 2008 Credit Agreement contains various financial covenants that, among other things, require the maintenance of certain leverage and interest expense coverage ratios. This new credit facility under the 2008 Credit Agreement along with the existing credit facility under the 2007 Credit Agreement will provide funding for the three drilling units currently under construction (including the ATWOOD AURORA and two deepwater semisubmersibles), for future growth opportunities and for general corporate needs. Currently no funds have been borrowed under the 2008 Credit Agreement. A copy of the 2008 Credit Agreement is filed herewith as Exhibit 10.2.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER A OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     (a)      On November 24, 2008, the Registrant and AOPL executed an Amended and Restated First Amendment to the 2007 Credit Agreement, as more specifically described in Item 1.01(a) in this Current Report on Form 8-K, which description is incorporated by reference in this Item 2.03(a).

     (b)     On November 25, 2008, the Registrant and AOPL entered into the 2008 Credit Agreement, as more specifically described in Item 1.01(b) in this Current Report on Form 8-K, which description is incorporated by reference in this item 2.03(b).

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

10.1	Amended and Restated First Amendment to Credit Agreement dated November 24, 2008

10.2	Credit Agreement dated November 25, 2008

99.1	Press Release dated November 26, 2008

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Registrant’s dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Registrant’s annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.      DESCRIPTION

10.1	Amended and Restated First Amendment to Credit Agreement dated November 24, 2008

10.2	Credit Agreement dated November 25, 2008

99.1	Press Release dated November 26, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ James M. Holland James M. Holland Senior Vice President

DATE: November 26, 2008